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                                                                    EXHIBIT 23.8


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in registration statement No. 333-74412 of divine, inc. on Form S-3 of our report on the consolidated financial statements of Eprise Corporation dated January 23, 2001, incorporated by reference in the Current Report on Form 8-K of divine, inc. dated December 11, 2001.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 18, 2001